SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-08397

Date of Report: January 15, 2010

CHINA SXAN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-4755369
State of other jurisdiction of incorporation or organization	IRS Employer Identification No.

49 Fuxingmennei Street, Suite 310, Beijing, P.R. China	100031
(Address of principal executive offices)	(Zip Code)

86-10-66050821
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
??nbsp; Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Change in Fiscal Year

On March 29, 2010 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on March 31.

On January 15, 2010 the Registrant acquired the outstanding capital stock of SNX Organic Fertilizers, Inc.   In exchange for the outstanding equity in SNX Organic Fertilizers, Inc., the Registrant issued to the shareholders of SNX Organic Fertilizers, Inc. shares equal to 95.5% of the Registrant’s outstanding capital stock, and the management of SNX Organic Fertilizers, Inc. assumed control of the Registrant.  Therefore, SNX Organic Fertilizers, Inc. is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of SNX Organic Fertilizers, Inc., which ends on March 31.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 29, 2010                                                                CHINA SXAN BIOTECH, INC.

By: /s/ Chen Yu
     Chen Yu, Chief Executive Officer